Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Citizens & Northern Financial Corp. and Subsidiaries of our report dated February 15, 2019, relating to the consolidated financial statements of Covenant Financial, Inc. and its subsidiary as of and for the year ended December 31, 2018 and to the reference to our firm under the heading “Experts” in such registration statement.

/s/ Baker Tilly Virchow Krause, LLP

Allentown, Pennsylvania

April 7, 2020